Exhibit 99.2


November xx, 2000


Dear Member:

We are pleased to announce that Lawrence Federal Savings Bank is converting from the mutual to the stock form of organization. In connection with the Conversion, Lawrence Financial Holdings, Inc., the newly-formed holding company for Lawrence Federal, is offering common shares in a subscription offering pursuant to a Plan of Conversion.

To accomplish this conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on December xx, 2000. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the conversion will offer a number of advantages such as an opportunity for depositors and certain borrowers of Lawrence Federal to become shareholders. Please remember:

     o Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation.

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the conversion.

     o Members have a right, but not an obligation, to buy Lawrence Financial common stock and may do so without a commission or fee before it is offered to the general public.

     o Like all stock, shares of Lawrence Financial common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common shares of Lawrence Financial, you must submit your stock order and certification form and payment prior to 12:00 Noon, Eastern time, on December xx, 2000.

If you have additional questions regarding the offering, please call us at (740) xxx-xxxx, Monday through Friday, or stop by our Stock Information Center located at 311 South Fifth Street, Ironton, Ohio.

Sincerely,



Jack L. Blair
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November xx, 2000


Dear Friend:

We are pleased to announce that Lawrence Federal Savings Bank is converting from the mutual to the stock form of organization. In connection with the conversion, Lawrence Financial, the newly-formed holding company for Lawrence Federal, is offering common shares in a subscription offering pursuant to a Plan of Conversion.

Because of your subscription rights as a former member of Lawrence Federal, we are sending you the following materials which describe the stock offering.

         PROSPECTUS: This document provides detailed information about Lawrence Federal's operations and the proposed stock offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern time, on _____________, 2000.

As a former depositor of Lawrence Federal, you will have the opportunity to buy common shares directly from Lawrence Financial in the offering without paying a commission or fee. If you have additional questions regarding the conversion and offering, please call us at (740) xxx-xxxx Monday through Friday, or stop by our Stock Information Center located at 311 South Fifth Street, Ironton, Ohio.

We are pleased to offer you this opportunity to become a shareholder of Lawrence Financial Holdings, Inc.

Sincerely,



Jack L. Blair
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November xx, 2000


Dear Prospective Investor:

We are pleased to announce that Lawrence Federal Savings Bank is converting from the mutual to the stock form of organization. In connection with the conversion, Lawrence Financial Holdings, Inc., the newly-formed holding company for Lawrence Federal, is offering common shares in a subscription offering pursuant to a Plan of Conversion.

We have enclosed the following materials which will help you learn more about the merits of Lawrence Financial common shares as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about Lawrence Federal's operations and the proposed stock offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is 12:00 Noon, Eastern time, on December xx, 2000.

We invite our loyal customers and members of the general public to become shareholders of Lawrence Financial. Through this offering you have the opportunity to buy common shares directly from Lawrence Financial without paying a commission or fee. The board of directors and senior management of Lawrence Federal fully support the offering.

If you have additional questions regarding the offering, please call us at (740) xxx-xxxx, Monday through Friday, or stop by our Stock Information Center located at 311 South Fifth Street, Ironton, Ohio.


Sincerely,



Jack L. Blair
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

        [GRAPHIC OMITTED] [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]



To Members and Friends of
Lawrence Federal Savings Bank
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc. a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Lawrence Federal Savings Bank in converting from the mutual to the stock form of organization which will then become a wholly-owned subsidiary of a new holding company, Lawrence Financial Holdings, Inc. In connection with the conversion, Lawrence Financial is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

At the request of Lawrence Financial, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Lawrence Financial common stock being offered to customers of Lawrence Federal until 12:00 Noon, Eastern time, on December XX, 2000. Please read carefully the enclosed offering materials, including the prospectus, for a complete discussion of the stock offering. Lawrence Financial has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 311 South Fifth Street, Ironton, Ohio, or feel free to call the Stock Information Center at (740) XXX-XXXX.



Very truly yours,



Keefe, Bruyette & Woods, Inc.




THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                   PROXY GRAM

                             PLEASE VOTE TODAY ...

We recently sent you a proxy statement and related materials regarding a proposal to convert Lawrence Federal Savings Bank from a MUTUAL TO A STOCK FORM OF ORGANIZATION.

         Your vote on the Plan of Conversion has not yet been received.

 Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.


     Failure to Vote has the Same Effect as Voting Against the Conversion.

The Board of Directors unanimously recommends a vote "FOR" the Conversion.


                         YOUR VOTE IS IMPORTANT TO US!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.


Thank you,


Jack L. Blair
President and Chief Executive Officer
Lawrence Federal Savings Bank
Ironton, OH

   If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (740) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.